                                                                    Exhibit 4.10

                           SUMMARY OF AMENDMENT TO THE
                     MAY 17, 2004 LONG TERM CREDIT AGREEMENT

The following is a summary of the principal terms of the amendment (the "Amendment") to the May 17, 2004 long term credit agreement entered into by Banco Nacional de Mexico, S.A. ("Banamex") and Grupo Televisa, S.A. ("Televisa") (the "Loan Agreement").

Covenants:

The amendment increased the threshold applicable to Televisa's covenant to cause its restricted subsidiaries to comply with and pay their respective obligations.

Financial Ratios:

Total Net Debt to EBITDA: The Amendment revised the Total Net Debt to EBITDA covenant in the Loan Agreement to provide that Televisa will not, at any time, permit the ratio of (i) Total Net Debt at such time to (ii) EBITDA to be greater than 3.50 to 1.00.

Interest Coverage Leverage: The Amendment revised the Interest Coverage Leverage covenant in the Loan Agreement to provide that Televisa will not, at any time, permit the interest coverage (EBITDA to Interest) to be less than 1.50 to 1.00.

Minimum Net Worth: The Amendment eliminated the minimum net worth requirements of the Loan Agreement.

Defaults:

The Amendment revised the Default covenant in the Loan Agreement to (i) increase the threshold applicable to defaults in the payment of indebtedness from U.S.$20,000,000 to U.S.$100,000,000 and (ii) to increase the threshold from U.S.$10,000,000 to U.S.$20,000,000 applicable to defaults caused by judgments in excess of such threshold.

        PRIMER CONVENIO MODIFICATORIO AL CONTRATO DE APERTURA DE CREDITO

Primer Convenio Modificatorio de fecha 22 de octubre de 2004 (el "PRIMER CONVENIO MODIFICATORIO") al Contrato de Apertura de Credito Simple del 17 de mayo de 2004 (el "CONTRATO DE CREDITO"), que celebran (i) GRUPO TELEVISA, S.A. (la "ACREDITADA"), representada en este acto por sus apoderados, los senores Salvi Rafael Folch Viadero y Joaquin Balcarcel Santa Cruz y BANCO NACIONAL DE MEXICO, S.A., integrante del Grupo Financiero Banamex (el "BANCO"), representada en este acto por sus apoderados, los senores Miguel Angel Soto Gutierrez y Federico Delgado Pastor Surrell, conforme al siguiente Antecedente, Declaraciones y Clausulas:

                                   ANTECEDENTE

      Unico. El 17 de mayo de 2004 el Banco llevo a cabo una apertura de credito simple con intereses a favor de la Acreditada, hasta por la suma principal de $1,162,460,000.00 (Mil Ciento Sesenta y Dos Millones Cuatrocientos Sesenta Mil Pesos 00/100, moneda nacional) (el "CREDITO"), lo que quedo documentado en el Contrato de Credito.

            Por asi convenir a sus respectivos intereses, las partes tienen la intencion de modificar el Contrato de Credito de conformidad con los terminos y condiciones de este Primer Convenio Modificatorio.

                                  DECLARACIONES

I. LA ACREDITADA DECLARA QUE:

      (a) Es una sociedad anonima, debidamente constituida y existente de conformidad con las leyes de Mexico;

      (b) Esta facultada para suscribir este Convenio Modificatorio y obligarse conforme a los terminos del mismo;

      (c) En este acto ratifica sus declaraciones (a), (b), (c), (d), (e), (f),
(g), (h), (i), (j), (k), (l), (m), (n), (o), (p) y (q), contenidas en el
Contrato de Credito, mismas que declara continuan siendo ciertas a la fecha de firma de este Convenio Modificatorio, y que para efectos de este Primer Convenio Modificatorio cada vez que aparezca la palabra Contrato en el Contrato de Credito, se entendera que comprende a los terminos del Contrato de Credito, segun este quede modificado por los terminos de este Convenio Modificatorio;

      (d) Sus apoderados, los senores Salvi Rafael Folch Viadero y Joaquin Balcarcel Santa Cruz, cuentan con facultades suficientes para obligar a la Acreditada en terminos de este Convenio Modificatorio y de los Pagares, segun consta en la escritura publica numero 56,299, otorgada el 6 de diciembre de 2002 ante el senor Lic. Rafael Manuel Oliveros Lara, notario publico numero 45 del Distrito Federal, facultades que no les han sido revocadas o modificadas en forma alguna a la fecha de este Convenio Modificatorio.

II. EL BANCO DECLARA QUE:

      (a) Es una institucion de banca multiple, debidamente constituida y existente de conformidad con las leyes de Mexico;

      (b) Por y en consideracion de las declaraciones de la Acreditada es su voluntad celebrar el presente Convenio a fin de modificar el Contrato de Credito conforme a los terminos y condiciones que aqui se pactan, y

      (c) Sus apoderados, los senores Miguel Angel Soto Gutierrez y Federico Delgado Pastor Surrell, cuentan con facultades suficientes para obligar al Banco en terminos de este Convenio Modificatorio, segun consta en la escritura publica numero 48,699 del 14 de octubre de 2002, otorgada ante el notario publico numero 1 del Distrito Federal, Lic. Roberto Nunez y Bandera, inscrita en el Registro Publico de Comercio del Distrito Federal con el folio mercantil numero 65126 del 24 de octubre del 2002, facultades que no les han sido revocadas o modificadas en forma alguna a la fecha de este Convenio Modificatorio.

      En virtud de lo anterior, las partes convienen las siguientes clausulas:

                                    CLAUSULAS

      PRIMERA. TERMINOS DEFINIDOS. Los terminos que se usan con mayuscula inicial en el presente Convenio Modificatorio, tendran los significados que se les atribuyen en el Contrato de Credito, salvo en los casos en que cualquiera de dichos terminos se haya definido en el presente Convenio Modificatorio, caso en el cual tendran los significados que se les atribuyen precisamente en este Convenio Modificatorio.

      SEGUNDA. MODIFICACION DE TERMINOS DEL CONTRATO DE CREDITO. Las partes convienen modificar el Contrato de Credito de acuerdo a lo siguiente:

      (a) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se elimina la definicion de "Acciones Amortizables" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (b) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se elimina la definicion de "Accionistas Existentes" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (c) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se elimina la definicion de "Capital Contable Consolidado" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (d) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se elimina la definicion de "Capital Ordinario" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (e) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se elimina la definicion de "Co-Inversion" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (f) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se elimina la definicion de "Contrato de Credito Sindicado" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (g) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se agrega la definicion de "Convenio Modificatorio" al Contrato, misma que quedara redactada como sigue:

      "CONVENIO MODIFICATORIO" significa el primer convenio modificatorio de fecha 22 de octubre de 2004, al Contrato de Apertura de Credito Simple del 17 de mayo del 2004, celebrado por la Acreditada y el Banco.

      (h) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se modifica la definicion de "Credito Banamex" para quedar redactada como sigue:

      "CREDITOS BANAMEX" significan los contratos de credito celebrados entre la Acreditada y el Banco, de fechas 7 de mayo de 2003 el cual fue modificado el 25 de junio de 2003 y el 18 de mayo del 2004, asi como el de fecha 17 de mayo del 2004, celebrado entre Grupo Televisa, S.A. y Banco Nacional de Mexico, S.A.

      (i) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se modifica la definicion de "Deuda Total Consolidada" para quedar redactada como sigue:

      "DEUDA TOTAL CONSOLIDADA" significa, en cualquier fecha de determinacion, el monto total agregado de todos los Adeudos, calculados de manera consolidada, de la Acreditada y sus Subsidiarias a dicha fecha, segun se determine de conformidad con los PCGA menos el monto agregado de todos los Adeudos de Innova que no esten garantizados por la Acreditada.

      (j) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se elimina la definicion de "Emisor de Negocio Adicional" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (k) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se incluye la definicion de "Fitch", para quedar redactada de la siguiente manera y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva:

      "FITCH" significa Fitch Ratings, Inc. y sus sucesores.

      (l) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se modifica la definicion de "Gasto por Intereses Consolidado" para quedar redactada de la siguiente manera:

      "GASTO POR INTERESES CONSOLIDADO" significa, para cualquier periodo, el monto agregado de los intereses en relacion con Adeudos (incluyendo (i) la amortizacion del descuento de emision original sobre cualquier Adeudo y la porcion de intereses de cualquier obligacion de pago diferida, calculada de conformidad con el metodo de contabilidad efectivo de intereses, (ii) todas las comisiones, descuentos y demas honorarios y cargos adeudados en relacion con cartas de credito y aceptaciones bancarias de financiamiento, (iii) los costos netos asociados con Contratos de Tasas de Interes, y (iv) los intereses pagados (por cualquier Persona) con respecto a algun Adeudo que se encuentra Garantizado por cualquier bien o activo de la Acreditada o de cualquiera de sus Subsidiarias Restringidas) y todos los intereses, menos el componente principal, de rentas en relacion con Obligaciones por Arrendamientos Capitalizables, pagados por la Acreditada y sus Subsidiarias Restringidas durante dicho periodo; excluyendo sin embargo (a) cualesquier regalias, honorarios (incluyendo honorarios de consentimiento) y gastos (y cualquier amortizacion o eliminacion de los mismos) pagados o pagaderos en relacion con el presente Contrato, los Creditos Banamex, el Credito Serfin, las Ofertas Publicas de Compra y la compra de valores bajo los mismos y el pago de los honorarios de consentimiento en relacion con los mismos, la emision de los valores emitidos o a ser emitidos bajo el Senior Note Indenture y la oferta de intercambio o registro de inscripciones preventivas respecto de dichos valores (shelf registration statement), la emision de los valores emitidos bajo el Credito en UDIS Existente, y la emision de los valores emitidos bajo la Serie B del Senior Note Indenture, fechado el 13 de mayo de 1996, entre la Acreditada y el State Street Bank and Trust Company (como sucesor del Fleet National Bank), como fiduciario, todo determinado en una base consolidada (sin tomar en cuenta las Subsidiarias No Restringidas) de conformidad con los PCGA, (b) intereses en relacion con Adeudos denominados en UDIS en la medida que no hayan sido pagados
o pagaderos en efectivo durante dicho periodo y (c) aumentos en el monto principal de cualquier Adeudo denominado en UDIS que resulte de los ajustes de inflacion realizados de conformidad con los terminos de dicho Adeudo.

      No obstante lo anterior, si durante cualquier periodo en el que se este determinado el Gasto por Intereses Consolidado, la Acreditada o cualquiera de sus Subsidiarias Restringidas haya consumado cualquier Adquisicion de Activos, entonces para los efectos de este Contrato, el Gasto por Interes Consolidado debera ser determinado en una base pro forma como si la consumacion de dicha Adquisicion de Activos y la contratacion o asuncion de cualquier Adeudo en relacion con la misma hubiera ocurrido el primer dia de dicho periodo.

      (m) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se modifica la definicion de "Gravamenes Permitidos" para quedar redactada de la siguiente manera:

      "GRAVAMENES PERMITIDOS" significa:

            (a) Gravamenes impuestos por contribuciones fiscales, cargos gubernamentales o reclamaciones que, ya sea, (i) se encuentren vencidos por un plazo menor de 90 dias, siempre y cuando el valor de mercado total de los bienes o activos sujetos a dichos Gravamenes no exceda la cantidad total de EU$10,000,000.00 (diez millones de Dolares 00/100) o su equivalente en Pesos; (ii) no hayan vencido o que esten siendo impugnados de conformidad con el inciso (a) de la Clausula 4.01;

            (b) Gravamenes de transportistas, almacenistas, trabajadores, mecanicos, reparadores o Gravamenes similares impuestos por ley, que surjan en el curso ordinario de negocios y que garanticen obligaciones que no esten vencidas por mas de 30 dias o que esten siendo impugnados de conformidad con el inciso (a) de la Clausula 4.01;

            (c) prendas otorgadas y depositos efectuados dentro del curso ordinario de negocios, en cumplimiento con disposiciones de seguridad social, salarios de los trabajadores y seguros de desempleo, incluyendo prendas y/o depositos otorgados en favor del Instituto para la Vivienda de los Trabajadores (INFONAVIT); Instituto Mexicano del Seguro Social (IMSS) y el Sistema de Ahorro para el Retiro (SAR);

            (d) Gravamenes impuestos o depositos efectuados para garantizar (i) cartas de credito, el cumplimiento de ofertas, posturas, convenios comerciales, arrendamientos, licencias, obligaciones regulatorias o legales, aceptaciones bancarias, fianzas legales o judiciales, contratos celebrados con Autoridades Gubernamentales, fianzas de cumplimiento y demas obligaciones de naturaleza similar incurridas dentro del curso ordinario de negocios (excluyendo obligaciones contraidas para el pago de prestamos de dinero) y cualquier derecho de compensacion de bancos que no hayan sido ejercidos en relacion con depositos realizados dentro del curso ordinario y (ii) obligaciones de indemnizacion respecto de la venta, arrendamiento, cesion o cualquier otra transmision de cualquier bien o activo de la Acreditada o cualquiera de sus Subsidiarias Restringidas; en el entendido que los bienes o activos sujetos a dichos Gravamenes no tengan un valor de mercado superior a los montos en efectivo o equivalentes de efectivo recibidos por la Acreditada y sus Subsidiaras Restringidas en relacion con dicha venta, arrendamiento, cesion o transmision;

            (e) Gravamenes impuestos por sentencias o laudos de cualquier naturaleza que no constituyan una Causa de Incumplimiento bajo el inciso (i) de la Clausula 5.01 del presente Contrato;

            (f) servidumbres, restricciones de uso de suelo federales y municipales, derechos de paso y Gravamenes similares impuestos sobre bienes inmuebles, que no interfieran de manera importante con la conduccion ordinaria de negocios de la Acreditada o cualquiera de sus Subsidiarias Restringidas;

            (g) Gravamenes (incluyendo las extensiones y renovaciones de los mismos) sobre algun bien o activo adquirido con posterioridad al 21 de diciembre de 2001; en el entendido que (i) dicho Gravamen se constituya solamente con el proposito de garantizar Adeudos incurridos, (A) para financiar el costo (incluyendo el costo de mejoras, de construccion o produccion) de la unidad o material integrante del bien o activo (incluyendo programas o peliculas) sujeto a dicho Gravamen, y que dicho Gravamen haya sido constituido con anterioridad a, al momento de o dentro de los seis meses siguientes a la fecha de adquisicion, la terminacion de la construccion o produccion o el comienzo de operaciones de dicho bien
            o activo, o (B) para refinanciar cualquier Adeudo garantizado con anterioridad, (ii) el monto principal del Adeudo garantizado por dicho Gravamen no exceda el 100% (cien por ciento) de dichos costos (mas honorarios, gastos y pagos similares realizados en relacion con dicho Adeudo) y (iii) cualquiera de dichos Gravamenes no sera extensivo a, o cubrira, cualquier otro bien o activo distinto a la unidad o material integrante de dicho bien o activo (incluyendo peliculas y programaciones) y cualesquier mejoras efectuadas en dicha unidad o material y los frutos derivados de los mismos;

            (h) arrendamientos o subarrendamientos celebrados con terceros, que no interfieran de manera importante con el curso ordinario de negocios de la Acreditada y de sus Subsidiarias Restringidas consideradas como un todo;

            (i) Gravamenes que afecten bienes o activos que se encuentren en construccion surgidos de pagos parciales o progresivos realizados por un cliente de la Acreditada o cualquiera de sus Subsidiarias Restringidas relacionadas con dichos bienes o activos;

            (j) cualquier interes o derecho de un arrendador respecto de bienes
            o activos sujetos a algun arrendamiento financiero (incluyendo arrendamientos que sean o deban ser capitalizables de conformidad con los PCGA) o arrendamiento puro;

            (k) Gravamenes que surjan de registros conforme al Codigo de Comercio Uniforme (Uniform Comercial Code) de los Estados Unidos de America o estados de financiamiento (financing statements) similares en relacion con arrendamientos;

            (l) Gravamenes sobre bienes o activos de, o sobre acciones representativas del capital social de, o Adeudos a cargo de, cualquier sociedad u otra entidad existente al momento en que dicha sociedad u otra entidad se constituya como o se convierta en parte de, una Subsidiaria Restringida, siempre y cuando dichos Gravamenes no sean extensivos sobre, o cubran bienes o activos de la Acreditada
            o de cualquiera de sus Subsidiarias Restringidas, distintos de los bienes o activos adquiridos;

            (m) Gravamenes a favor de la Acreditada o de cualquier Subsidiaria Restringida totalmente propiedad de la Acreditada;

            (n) Gravamenes que surjan de una sentencia definitiva o resolucion en contra de la Acreditada o cualquiera de sus Subsidiarias Restringidas, y que no constituya una Causa de Incumplimiento;

            (o) Gravamenes que garanticen obligaciones de reembolso en relacion con las cartas de credito que graven documentos o cualesquier otros bienes o activos relacionados con dichas cartas de credito y los productos y rendimientos de las mismos;

            (p) Gravamenes en favor de autoridades aduanales y fiscales que surjan por ministerio de ley para garantizar el pago de derechos arancelarios o aduanales en relacion con la importacion de bienes;

            (q) Gravamenes que afecten depositos iniciales y depositos de margen, y cualesquier otros Gravamenes que se encuentren ya sea dentro de los parametros generales que se acostumbran en la industria y que hayan sido incurridos en el curso ordinario de negocios, en cada caso, garantizando Adeudos bajo cualesquier Contratos de Tasa de Interes (si dichos Contratos de Tasa de Interes no tiene un monto nominal que exceda el monto principal del Adeudo de la Acreditada y de sus Subsidiarias Restringidas con tasa de intereses variables) y cualesquier Contratos de Divisas y contratos forward, de opciones, de futuros y de opciones sobre contratos de futuros o contratos similares o acuerdos disenados para proteger a la Acreditada o a cualquiera de sus Subsidiarias Restringidas de fluctuaciones en las tasas de intereses o tasas de cambio de divisas, respectivamente, y celebrados con propositos no especulativos;

            (r) Gravamenes que surjan de contratos sujetos a condicion o con reserva de dominio, consignacion o acuerdos similares para la venta de bienes, celebrados por la Acreditada o cualquiera de sus Subsidiarias Restringidas dentro del curso ordinario de negocios de la Acreditada y de sus Subsidiarias Restringidas;

            (s) Gravamenes sobre los derechos de la Acreditada o una Subsidiaria Restringida para recibir pagos derivados de programacion o peliculas, asi como los rendimientos de los mismos;

            (t) Gravamenes en relacion con el cumplimiento y liquidacion o cancelacion de Adeudos de la Acreditada o de una Subsidiaria Restringida; y

            (u) Gravamenes incurridos para renovar, extender o refinanciar, total o parcialmente, Adeudos u obligaciones garantizadas por cualquier Gravamen incurrido bajo los incisos (a) a (t) anteriores; en el entendido que (i) dicho Gravamen no se extienda a cualquier otro bien o activo (distinto de los frutos y bienes o activos adquiridos con posterioridad, en la medida en que el Gravamen que este siendo renovado, extendido o refinanciado sea extensivo a los frutos y bienes o activos adquiridos con posterioridad) y (ii) el monto principal del Adeudo garantizado, de haberlo, no sea incrementado (distinto de los montos relativos a primas, intereses acumulados y demas obligaciones de pago, incluyendo pagos consentidos, en relacion con el Adeudo refinanciado y los gastos razonables de emision de dicho nuevo Adeudo).

      (n) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se modifica la definicion de "Impuestos" para quedar redactada de la siguiente manera:

      "IMPUESTOS" tiene el significado que se le atribuye en el inciso (a) de la Clausula 2.10 del presente Contrato.

      (o) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se modifica la definicion de "Indice de Endeudamiento" para quedar redactada de la siguiente manera:

      "INDICE DE ENDEUDAMIENTO" significa, la razon de Deuda Total Consolidada menos Inversiones Temporales de Efectivo a UAFIDA Consolidada al termino de cualquier periodo de cuatro trimestres calendario consecutivos (considerados como un solo periodo contable).

      (p) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se elimina la definicion de "Ingreso Neto Ajustado Consolidado" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (q) Con efectos a partir de la fecha de firma de este Convenio Modificatorio se elimina la definicion de "Inversion" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (r) Con efectos a partir de la fecha de firma de este Convenio Modificatorio se elimina la definicion de "Inversion de Negocio Adicional" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (s) Con efectos a partir de la fecha de firma de este Convenio Modificatorio se elimina la definicion de "Inversiones Permitidas" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (t) Con efectos a partir de la fecha de firma de este Convenio Modificatorio se incluye la definicion de "Innova" para quedar redactada de la siguiente manera y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva:

      "INNOVA" significa Innova, S. de R.L. de C.V. y sus Subsidiarias.

      (u) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se modifica la definicion de "Inversiones Temporales de Efectivo" para quedar redactada de la siguiente manera:

      "INVERSIONES TEMPORALES DE EFECTIVO" significa cualquier cantidad disponible en efectivo e inversiones de la Acreditada y sus Subsidiarias (excluyendo a Innova) en cualquier moneda, con cualquier vencimiento y que el gobierno respectivo o la entidad financiera, empresa, banco o emisora, banco central o aseguradora que emita el instrumento de inversion, cuente con una calificacion al momento en que se realice dicha inversion, de "Baa3" (o superior) por Moody's o de "BBB-" (o superior) por S&P y/o Fitch (o calificaciones equivalentes emitidas por sus afiliadas mexicanas) mas la cantidad que equivalga a la parte proporcional de los Adeudos contraidos por Innova garantizados por la Acreditada.

      (v) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se elimina la definicion de "Margen Aplicable" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (w) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se elimina la definicion de "Negocio Adicional" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (x) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se modifica la definicion de "Pagos Restringidos" para quedar redactada de la siguiente manera:

      "PAGOS RESTRINGIDOS" significa cualquier dividendo o cualquier otra distribucion (ya sea en efectivo, en valores o en cualquier otro bien o activo), pero excluyendo cualquier dividendo o cualquier otra distribucion de Capital Social u otros valores emitidos por, o cualquier bien o activo de, una Subsidiaria No Restringida o del producto (ya sea en efectivo, en valores o en cualquier otro bien o activo) derivado de la venta de la totalidad o de una porcion del Capital Social u otros valores emitidos por, o bienes o activos de, cualquier Subsidiaria No Restringida, en relacion con acciones de cualquier clase del Capital Social de la Acreditada o cualquiera de sus Subsidiarias Restringidas, o cualquier pago (ya sea en efectivo, en valores o en cualquier otro bien o activo), incluyendo cualquier fondo de reserva (sinking fund) o depositos similares, a cuenta de la compra, amortizacion, retiro, adquisicion, cancelacion o terminacion de cualesquiera de dichas acciones del Capital Social de la Acreditada o de cualquiera de sus Subsidiarias Restringidas o cualquier opcion, warrant u otro derecho para adquirir cualesquiera de dichas acciones del Capital Social de la Acreditada o de cualquiera de sus Subsidiarias Restringidas; en el entendido que (i) los prestamos permitidos a empleados para compra de acciones o (ii) los dividendos pagaderos solamente en acciones representativas del Capital Social de la Acreditada o de cualquiera de sus Subsidiarias Restringidas, no seran considerados como Pagos Restringidos.

      (y) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se elimina la definicion de "Pasivos Totales de Subsidiarias Restringidas" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (z) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se elimina la definicion de "Periodo Restringido" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (aa) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se elimina la definicion de "Prestamos Permitidos a Empleados para Compra de Acciones" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (bb) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se elimina la definicion de "Producto de Efectivo Neto de Capital Social" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (cc) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se modifica la definicion de "Subsidiaria" para quedar redactada de la siguiente manera:

      "SUBSIDIARIA" significa, respecto de cualquier Persona, cualquier sociedad civil o mercantil, asociacion, co-inversion (joint venture), sociedad de responsabilidad limitada, incluyendo a Innova, fideicomiso, patrimonio o cualquier otra Persona de la que (o en la que) mas del 50% (cincuenta por ciento) de (a) en caso de ser una sociedad, las acciones emitidas y en circulacion del Capital Social con derecho a voto; (b) en el caso de ser una sociedad de responsabilidad limitada, asociacion, o co-inversion (joint venture), las partes sociales o la participacion en el Capital Social o utilidades de dicha sociedad de responsabilidad limitada, asociacion o co-inversion (joint venture); o (c) en caso de ser un fideicomiso o figura similar, el derecho de participar en el patrimonio del mismo, es en ese momento, directa o indirectamente, sea propiedad de, o este controlado por (x) dicha Persona; (y) dicha Persona y una o mas de sus Subsidiarias; o (z) una o mas de las Subsidiarias de dicha Persona.

      (dd) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se elimina la definicion de "Subsidiaria Material" y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.

      (ee) Con efectos a partir de la fecha de firma de este Convenio Convenio Modificatorio, se modifica la definicion de "Subsidiaria Significante" para quedar redactada de la siguiente manera:

      "SUBSIDIARIA SIGNIFICANTE" significa, en cualquier fecha de determinacion, cualquier Subsidiaria de la Acreditada que, conjuntamente con sus Subsidiarias,
(i) represente, para el ejercicio social concluido mas reciente de la Acreditada, mas del 20% (veinte por ciento) de los ingresos consolidados de la Acreditada y sus Subsidiarias o (ii) al final de dicho ejercicio social, era la propietaria de mas del 20% (veinte por ciento) de los bienes y activos consolidados de la Acreditada y sus Subsidiarias, todo de conformidad con lo previsto en los estados financieros consolidados mas recientes disponibles de la Acreditada para dicho ejercicio social. Para los efectos previstos en los incisos (d), (e) y (i) de la Clausula 5.01 del presente Contrato, si ocurre y subsiste cualquiera de los eventos descritos en dichos incisos respecto de dos o mas Subsidiarias de la Acreditada que no sean Subsidiarias Significantes pero que al ser consideradas como un todo satisfagan uno o los dos requerimientos previstos en los incisos (i) y/o (ii) del enunciado inmediato anterior, entonces se considerara que dicho evento ha ocurrido respecto de una Subsidiaria Significante.

      (ff) Con efectos a partir de la fecha de firma de este Convenio Convenio Modificatorio, se modifica la definicion de "UAFIDA Consolidada" para quedar redactada de la siguiente manera:

      "UAFIDA CONSOLIDADA" significa, para cualquier periodo, la suma (sin duplicacion) de la utilidad de operacion consolidada de la Acreditada y sus Subsidiarias (excluyendo a Innova) (determinada conforme a PCGA) para dicho periodo, antes de depreciacion y amortizacion, mas el monto que equivalga a la parte proporcional de los Adeudos contraidos por Innova y garantizados por la Acreditada.

      (gg) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se modifica la definicion de "Venta de Activos" para quedar redactada de la siguiente manera:

      "VENTA DE ACTIVOS" significa cualquier venta, arrendamiento, cesion, transmision, o disposicion por parte de la Acreditada o cualquiera de sus Subsidiarias Restringidas a cualquier otra Persona distinta a la Acreditada o cualquiera de sus Subsidiarias Restringidas de (i) la totalidad o una parte sustancial del Capital Social de cualquier Subsidiaria Restringida, (ii) la totalidad o una parte sustancial de los bienes o activos de una unidad de operacion o de negocios de la Acreditada o de cualquiera de sus Subsidiarias Restringidas, en el entendido que el termino Venta de Activos no incluira cualquier venta, arrendamiento, cesion, transmision, o disposicion (A) relacionada con inventario, servicios (incluyendo servicios de publicidad), cuentas por cobrar y otros activos circulantes, (B) a traves de dividendos u otras distribuciones con respecto al Capital Social de la Acreditada o cualquier Subsidiaria Restringida permitida conforme al inciso (e) de la Clausula 4.02,
(C) a traves de Inversiones permitidas conforme a lo previsto en el inciso (f) de la Clausula 4.02, (D) a traves de Gastos de Capital permitidos conforme a lo previsto en el inciso (i) de la Clausula 4.02, (E) por la Acreditada o cualquier Subsidiaria Restringida de la Acreditada a favor de la Acreditada o cualquier otra Subsidiaria Restringida de la Acreditada; (F) que consista de un bien o activo que se ha vuelto inservible, obsoleto, danado o de cualquier otra manera inservible para el uso, en relacion con el negocio de la Acreditada o cualquier Subsidiaria Restringida, segun sea el caso, (G) de cualquier bien o activo, siempre y cuando el valor de mercado de dicho bien o activo, conjuntamente con el valor de mercado de cualquier bien o activo vendido, arrendado, transmitido, asignado o dispuesto por la Acreditada o cualquiera de sus Subsidiarias Restringidas durante el ejercicio social en el cual dicha Venta de Activos haya ocurrido, no exceda el 20% (veinte por ciento) de los activos totales consolidados de la Acreditada y sus Subsidiarias Restringidas al final del ejercicio social anterior inmediato o (H) relativo a licencias o derechos similares con respecto a programaciones, grabaciones de musica, peliculas y videos, siempre y cuando (i) la Acreditada o una Subsidiaria Restringida reciba una contraprestacion por los mismos que tenga un valor de mercado equivalente al valor de mercado de la licencia o derechos similares vendidos, arrendados, transmitidos, asignados o dispuestos o (ii) dicha venta, arrendamiento, cesion, transmision o disposicion se efectue dentro del curso ordinario de negocios.

      (hh) Con efectos a partir de la fecha de firma este Convenio Modificatorio, se eliminan los incisos (g) y (m) de la Clausula 4.01, y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva.; asimismo, se modifican los incisos (a), (g), (j) y (k) de la Clausula 4.01, para quedar de la siguiente manera:

      4.01. Obligaciones de Hacer de la Acreditada....

            (a) Cumplimiento de Leyes y Pago de Impuestos. Cumplir, y hacer que cada una de sus Subsidiarias Restringidas cumplan, en todos los aspectos de importancia, con todas las leyes, reglas, reglamentos y ordenes aplicables (incluyendo Leyes Ambientales), incluyendo, sin limitacion, el pago a su vencimiento de todos los Impuestos a cargo de la Acreditada o dichas Subsidiarias Restringidas o que se generen sobre sus respectivos bienes, asi como contribuciones, derechos y cargas gubernamentales que le sean determinados, impuestos o exigidos, excepto, (i) respecto a dichas leyes, reglas, reglamentos y ordenes aplicables (incluyendo Leyes Ambientales), en la medida en que el incumplimiento de las mismas no pueda tener, en lo individual
            o de manera conjunta, un efecto adverso y de importancia en los negocios, operaciones o propiedades de la Acreditada o de sus Subsidiarias Restringidas; y (ii) respecto de dichos Impuestos, en la medida en que sean impugnados de buena fe mediante procedimientos apropiados, iniciados y conducidos oportuna y diligentemente, y para los cuales la Acreditada o la Subsidiaria Restringida correspondiente, segun sea el caso, establezca reservas adecuadas de conformidad con los PCGA.

            (g) Cumplimiento de Obligaciones. Cumplir y pagar, y hacer que cada una de sus Subsidiarias Restringidas cumplan y paguen con todas sus obligaciones cuya suma principal (individual o conjuntamente con otros Adeudos no pagados) sea superior a EU$100,000,000.00 (Cien Millones de Dolares 00/100) (o su equivalente en Pesos) o sus intereses, a su vencimiento, ya sea este convencional, por pago anticipado obligatorio o de cualquier otra manera, en terminos de cada contrato, hipoteca, garantia y demas instrumentos de deuda por los cuales estuvieran obligadas, con excepcion de aquellas obligaciones (i) cuyo monto o validez este siendo impugnado de buena fe por medio de procedimientos apropiados y para los cuales se han establecido las reservas adecuadas conforme a la legislacion aplicable, y (ii) cuya falta de pago pendiente por dicha impugnacion no pudiera esperarse, de manera razonable, que tendra un efecto adverso importante en los negocios, activos, responsabilidades, condicion (financiera o de cualquier otra naturaleza), licencias, operacion o proyectos de la Acreditada o de cualquiera de sus Subsidiarias Restringidas o en la capacidad de la Acreditada de pagar el Credito o cumplir con las obligaciones que le derivan de este Contrato y/o el Pagare.

            (j) Indice de Endeudamiento. Mantener en todo momento durante la vigencia de este Contrato, un Indice de Endeudamiento no mayor de
            3.50 (tres punto cincuenta) a 1.00 (uno punto dos ceros).

            (k) Indice de Cobertura de Intereses. Mantener en todo momento durante la vigencia de este Contrato, un Indice de Cobertura de Intereses no menor de 1.50 (uno punto cincuenta) a 1 (uno).

      (ii) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se eliminan los incisos (b), (e), (f), (g), (h), e (i) de la Clausula 4.02, y en consecuencia se modifica la numeracion de las definiciones subsecuentes para que dicha numeracion sea progresiva y consecutiva; asimismo, se modifican los incisos (a), (b), y (d) de la Clausula 4.02; en consecuencia de lo anterior, los incisos (a), (b) y (d) de la Clausula 4.02 quedan redactados de la siguiente manera:

      4.02. Obligaciones de No Hacer de la Acreditada.

            (a) Fusion, Escision, Etc. No fusionarse, consolidarse, escindirse, liquidarse o disolverse (o permitir su liquidacion o disolucion), o permitir que sus Subsidiarias Restringidas se fusionen, consoliden, escindan, liquiden o disuelvan (o que sus Subsidiarias Restringidas permitan su liquidacion o disolucion), excepto que: (i) cualquier Subsidiaria de la Acreditada se podra fusionar o consolidar en o con
            (A) la Acreditada, en la medida en que la Acreditada sea la sociedad fusionante o sobreviviente, o (B) cualquier otra Subsidiaria de la Acreditada (incluyendo cualquier Persona que se convierta en Subsidiaria de la Acreditada como resultado de dicha fusion o consolidacion); (ii) la Acreditada o cualquiera de sus Subsidiarias Restringidas se podra fusionar o consolidar con cualquier otra Persona siempre y cuando (A) en el caso de una fusion o consolidacion de la Acreditada o una Subsidiaria Restringida, la Acreditada o dicha Subsidiaria Restringida debera ser la sociedad fusionante o sobreviviente, y (B) no debera existir y subsistir ninguna Causa de Incumplimiento o algun evento o condicion que, mediante aviso o por el transcurso del tiempo o ambos, pudiera constituir una Causa de Incumplimiento despues de dar efecto a dicha fusion o consolidacion; (iii) cualquier Subsidiaria Restringida se podra fusionar o consolidar con cualquier Persona mediante una adecuada contraprestacion a la Acreditada y sus Subsidiarias Restringidas consistente en una o mas Inversiones o cantidades de efectivo permitidas por el inciso (f) de esta Clausula 4.02.

            (b) Venta de Activos Fijos. No vender, arrendar, ceder, transferir,
            o de cualquier otra manera disponer, o permitir que sus Subsidiarias Restringidas vendan, den en arrendamiento, cedan, transfieran, o de cualquier otra manera dispongan, en una operacion o serie de operaciones (sin limitar lo previsto en el inciso (a) de esta Clausula 4.02), cualquiera de sus respectivos bienes o activos, ya sea presentes o futuros (incluyendo sin limitacion, cuentas por cobrar y derechos de arrendamiento), excepto por ventas, arrendamientos, cesiones, transmisiones o disposiciones (i) realizadas dentro del curso ordinario de negocios de la Acreditada o dicha Subsidiaria

            Restringida; (ii) realizadas via dividendos u otras distribuciones respecto del Capital Social de la Acreditada o cualquiera de sus Subsidiarias Restringidas, los cuales se encuentren permitidos conforme a lo previsto en el inciso (e) de esta Clausula 4.02; (iii) realizadas via Inversiones permitidas conforme a lo previsto en el inciso (f) de esta Clausula 4.02; y (iv) respecto de cualquier otro bien o activo, siempre y cuando el valor de mercado de todos aquellos otros bienes o activos arrendados, cedidos, transferidos, o de cualquier otra manera transmitidos por la Acreditada y sus Subsidiarias Restringidas durante el ejercicio social en el cual dicha venta, arrendamiento, cesion, transferencia o transmision ocurrio, no exceda del 20% (veinte por ciento) de la totalidad de los bienes y activos consolidados de la Acreditada y sus Subsidiarias Restringidas, segun lo previsto en el balance general de la Acreditada para el periodo concluido al 31 de diciembre del ejercicio social inmediato anterior. No obstante lo previsto en este inciso (c), cualquier Subsidiaria de la Acreditada podra vender, ceder, transferir o de cualquier otra manera disponer de todos o cualquier parte de sus bienes y activos (ante una liquidacion voluntaria o por cualquier otro motivo) en favor de la Acreditada o cualquier Subsidiaria Restringida de la Acreditada (incluyendo cualquier persona que se convierta en una Subsidiaria Restringida en virtud de dicha venta, cesion, transferencia o disposicion).

            (d) Obligaciones Contractuales que Restrinjan Distribuciones. A partir de la fecha del presente Contrato, la Acreditada no debera permitir que sus Subsidiarias Restringidas celebren, creen o asuman restriccion contractual alguna que limite la facultad de dichas Subsidiarias Restringidas de realizar Pagos Restringidos. La limitacion prevista en el presente inciso (d) no limitara restricciones contractuales (i) existentes a la fecha de firma del presente Contrato o bajo cualquier otro contrato que se encuentre en pleno vigor y efecto a la fecha de firma del presente Contrato, y cualesquier extensiones, refinanciamientos, renovaciones o reemplazos de los mismos o bajo algun otro contrato conforme al cual exista una restriccion permitida conforme al sub-inciso (ii) siguiente; en la inteligencia que las restricciones bajo cualesquiera de dichas extensiones, refinanciamientos, renovaciones
            o reemplazos no deberan ser menos favorables que aquellas restricciones que se encuentren en vigor en dicho momento y que esten siendo extendidas, refinanciadas, renovadas o reemplazadas;
            (ii) existentes respecto de cualquier Persona (incluyendo cualquier Persona que se convierta en una Subsidiaria Restringida) adquirida,
            o respecto de las propiedades o activos de dicha Persona adquiridos, por la Acreditada o cualquier Subsidiaria Restringida, existentes al momento de dicha adquisicion y no creadas en virtud de dicha adquisicion, cuyas cargas o restricciones no sean aplicables a cualesquiera otras Personas o a las propiedades o activos de cualesquiera otras Personas, distintas a la Persona adquirida o las propiedades o activos adquiridos de dicha Persona; (iii) que restrinjan, en terminos de mercado, la facultad de subarrendar, ceder o transmitir cualquier activo que sea un arrendamiento, licencia, propiedad o contrato o activo similar; (iv) existentes en virtud de cualquier venta de, contrato de promesa de venta, opcion o derecho respecto de, o Gravamen sobre, cualquier propiedad o activo de la Acreditada o cualquier Subsidiaria Restringida que no se encuentre de cualquier otro forma prohibida por el presente Contrato; (v) que surjan o sean acordadas en el curso ordinario de negocios, no esten relacionadas con algun Adeudo y que resten, individual o conjuntamente, valor significativo a la propiedad o activo respectivo de la Acreditada o cualquier Subsidiaria Restringida; (vi) respecto de cualquier Subsidiaria Restringida de conformidad con cualquier contrato que haya sido celebrado para la venta o enajenacion de todo o una parte sustancial del Capital Social de, o de todos o una parte substancial de las propiedades y activos de, dicha Subsidiaria Restringida, siempre y cuando dichas cargas o restricciones solamente se encuentren en vigor durante el plazo de tiempo transcurrido entre la fecha de firma de dicho contrato y la consumacion de dicha venta o enajenacion. Nada de lo previsto en el presente inciso (d) limitara que la Acreditada o cualquier Subsidiaria Restringida (1) constituya, incurra, asuma o sufra la existencia de cualquier Gravamen que se encuentre permitido conforme al inciso (c) de esta Clausula 4.02 o (2) restrinjan la venta u otra enajenacion de propiedades o activos de la Acreditada o de cualquiera de sus Subsidiarias Restringidas que garanticen Adeudos de la Acreditada o de cualquiera de sus Subsidiarias Restringidas.

      (jj) Con efectos a partir de la fecha de firma de este Convenio Modificatorio, se modifican los incisos (c), (f) e (i) de la Clausula 5.01 para quedar redactados de la siguiente manera:

      5.01. Causas de Incumplimiento.

            (c) Si la Acreditada o cualquiera de sus Subsidiarias Significantes
(i) incumple en el pago de sus obligaciones pactadas o en cualquiera de sus Adeudos cuya suma principal (individual o conjuntamente con otros Adeudos no pagados) sea superior a EU$100,000,000.00 (Cien Millones de Dolares 00/100) (o su equivalente en Pesos) o sus intereses, a su vencimiento, ya sea este convencional, por pago anticipado obligatorio o de cualquier otra manera, y dicho incumplimiento subsiste una vez transcurrido el periodo aplicable de gracia, en su caso, estipulado en el convenio o instrumento relativo a dicho Adeudos, o (ii) incumple con cualquier otro termino, pacto o condicion contenido en el convenio o instrumento relativo a cualquiera de sus Adeudos y dicho incumplimiento subsiste una vez transcurrido el periodo aplicable de gracia, en su caso, estipulado en dicho convenio o instrumento, independientemente de que dicho Adeudo sea o no declarado vencido anticipadamente; o

            (f) Si en cualquier momento durante la vigencia de este Contrato, la Acreditada incumpliera (i) con cualquiera de sus obligaciones estipuladas en los incisos (b), (c)(iii), (c)(v), (i), (k) y (l) de la Clausula 4.01 de este Contrato y los incisos (a), (b), (c) y (d) de la Clausula 4.02 de este Contrato;
o (ii) con cualquiera de sus otras obligaciones o cualquiera de los terminos, pactos o convenios contenidos en este Contrato y (para el caso de este sub-inciso (ii)) dicho incumplimiento no se subsanare dentro de los 30 (treinta) dias naturales siguientes a la fecha en que el Banco se lo notifique a la Acreditada; o

      (i) Si se dicta una o mas sentencias o decretos en contra de la Acreditada
o cualquiera de sus Subsidiarias Significantes que involucre una contingencia en total (que no se pague o que no este totalmente cubierta por seguros) de EU$20,000,000 (veinte millones de Dolares) o su equivalente en Pesos, y si dichas sentencias o decretos no se desechan, invalidan o garantizan mientras son apeladas dentro de los 40 (cuarenta) dias siguientes a la fecha en que sean dictadas o dentro del termino legal para la apelacion respectiva, o si no se reservan por parte del Acreditado o la Subsidiaria Significante de que se trate de conformidad con los PCGA o de acuerdo a los principios de contabilidad generalmente aceptados aplicables a la Subsidiaria Significante de que se trate, segun sea el caso.

      TERCERA. EFICACIA. Las partes acuerdan que este Convenio Modificatorio sera eficaz y surtira plenos efectos a partir de su fecha de firma; es decir, a partir del 22 de octubre del 2004.

      CUARTA. AUSENCIA DE NOVACION. La celebracion de este Convenio Modificatorio no implica novacion de las obligaciones de la Acreditada contenidas en el Contrato.

      QUINTA. RATIFICACION DE TERMINOS. Excepto por los terminos del Contrato de Credito que las partes convienen en modificar conforme a los terminos de este Convenio Modificatorio, las partes convienen que el resto de los terminos del Contrato de Credito quedaran en pleno vigor y efecto, en los terminos originalmente pactados en el Contrato de Credito.

      SEXTA. ENCABEZADOS. Los encabezados que se utilizan en este Convenio Modificatorio se utilizan unicamente por conveniencia, y no podran utilizarse para interpretar cualquier estipulacion del mismo.

      SEPTIMA. ANEXOS. Las partes convienen que los Anexos de este Convenio Modificatorio se consideraran parte del mismo, para todos los efectos a que haya lugar.

      OCTAVA. DIVISIBILIDAD. Las partes convienen que si cualquier estipulacion de este Convenio Modificatorio fuere invalida o ilegal entonces, en la medida en que fuere permitido por la legislacion aplicable, tal disposicion se considerara como no puesta en este Convenio Modificatorio, quedando en pleno vigor y efectos el resto de las estipulaciones de este Convenio Modificatorio.

      NOVENA. LEY APLICABLE Y JURISDICCION. Las partes convienen que este Convenio Modificatorio sera regido por, e interpretado de acuerdo con, la legislacion federal aplicable en Mexico. Para resolver cualquier controversia que surja del presente Convenio Modificatorio, las partes se someten expresamente a la jurisdiccion de los tribunales federales competentes de Mexico, ubicados en el Distrito Federal, Mexico, renunciando a cualquier otro fuero que pudiere corresponderles por virtud de sus domicilios, presentes o futuros, o por cualquier otra razon.

      En testimonio de lo anterior, las partes han hecho que sus representantes suscriban este Convenio Modificatorio en la fecha indicada al inicio del mismo, en la Ciudad de Mexico, Distrito Federal.

                                   ACREDITADA:

                              GRUPO TELEVISA, S.A.

      /s/ Joaquin Balcarcel Santa Cruz       /s/ Salvi Rafael Folch Viadero
      --------------------------------       ------------------------------
          Joaquin Balcarcel Santa Cruz           Salvi Rafael Folch Viadero
          Apoderado                              Apoderado

                                    BANAMEX:

                         BANCO NACIONAL DE MEXICO, S.A.,
                     INTEGRANTE DEL GRUPO FINANCIERO BANAMEX

     /s/ Miguel Angel Soto Gutierrez       /s/ Federico Delgado Pastor Surrell
     -------------------------------       -----------------------------------
         Miguel Angel Soto Gutierrez           Federico Delgado Pastor Surrell
         Apoderado                             Apoderado